EX-99.(p)(v)

IMPALA ASSET MANAGEMENT LLC

INVESTMENT ADVISER CODE OF ETHIC

DATED APRIL 3, 2013

IMPALA ASSET MANAGEMENT, LLC

INVESTMENT ADVISER CODE OF ETHICS

I.         OVERVIEW

This Code of Ethics (the “Code”) sets forth both general principles and specific requirements with which all partners, officers, directors, employees, and other supervised persons (collectively, “Employees”) of Impala Asset Management, LLC (“Impala” or the “Adviser”) are required to comply.  The Code requires that all such persons avoid activities, interests, relationships, and conflicts of interest that might interfere with making decisions in the best interest of Impala’s clients and investors (collectively, “Clients”).  In addition, the Code requires that all Employees that have access to non-public information regarding Advisory Client portfolio holdings (“Access Persons”) periodically report their personal securities transactions and holdings to the Adviser’s Chief Compliance Officer (the “CCO”).  For purposes of this Code, all employees of the Adviser are presumed to be Access Persons.   The CCO may exempt on a case-by-case basis certain employees from being deemed an Access Person.  Employees not considered an Access Person will be exempt from having to submit personal securities transactions and holdings reports.  Any such Employees will however, remain bound by all other provisions of this Code.

This Code applies to all Employees.  All Employees must promptly report any violation of the Code to the CCO. Questions regarding the Code should be directed to the CCO.

Please  review  the  Code  carefully  and  return  a  signed  copy  of  the  Annual  Compliance Certification Form to the CCO.

Capitalized terms not otherwise defined herein are defined in Appendix 1 attached hereto.

II.        GUIDING PRINCIPALS AND STANDARDS OF CONDUCT

Employees must act with competence, dignity, and in an ethical manner when dealing with investors, prospective investors, the public, third-party service providers, and fellow Employees. The following set of principles frame the professional and ethical conduct that Impala expects from its Employees:

•	Place the integrity of the investment profession, the interests of Clients, and the interests of Impala above one’s own personal interests.

•	Adhere to the fundamental standard that one should not take inappropriate or unfair advantage of their position.

•	Conduct all personal securities transactions in a manner consistent with this Code.

•
Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities.

•	Comply with all applicable provisions of the federal securities laws.

In addition, no Employee may:

•	Engage in any manipulative practice with respect to a Client;

•	Engage in any manipulative practice with respect to securities, including price manipulation; or

•	Make any untrue statement of a material fact to an investor or omit to state a material fact necessary in order to make a statement not misleading.

As a fiduciary, Impala and its Employees have an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its Clients and investors.  Compliance with this duty can be achieved by seeking to avoid conflicts of interest and by fully disclosing all material facts concerning any conflicts that do arise with respect to any Client.

III.      PROHIBITED TRANSACTIONS  AND ACTIVITIES

All  Employees  and  their  Immediate  Families  are  prohibited  from  engaging  in  any  of  the following transactions:

1. Any transaction while in possession of material, non-public information regarding the Security or the issuer of the Security.

2. Any transaction in a security intended to raise, lower, or maintain the price of a Security or to create a false appearance of active trading.

3.  The purchase or sale of a Security, or the writing of an option to purchase or sell a Security, when the Employee has knowledge of the intent of Impala to purchase or sell that Security on behalf of a Client.   This prohibition applies whether the Securities Transaction is in the same (two purchases) or the opposite (a purchase and sale) direction as the transaction of the Client.

4.  Any purchase or sale of a Security, including the writing of an option to purchase or sell a Security, on any day during which a Client has a pending “buy” or “sell” order in the same Security until that order is executed or withdrawn.  This prohibition may be waived by the CCO if the Employee provides the CCO with a written explanation as to why the trade is necessary and a provision is made for the Client trade to take precedence, in terms of price, over the trade in question.

5.  The recommendation by an Employee of any Securities Transaction to a Client without having disclosed the Employee’s or Immediate Family member’s interest, if any, in such security or the issuer of the security, including without limitation:

a.   such person’s direct or indirect Beneficial Interest in any securities of such issuer; or

b.  any position with such issuer or its affiliates.

6. Any acquisition of securities in an initial public offering (other than a new offering of a registered open-end investment company).

7. The purchase or sale of a Covered Security without first obtaining pre-clearance from the CCO or his designee in accordance with the procedures in Section V below.

8. The shorting of any equity security (except ETFs) or corporate bond.

9. Purchasing a naked put option on an equity.

10. Selling any Covered Security requiring written preclearance within 30 days of its purchase. After the 30 days, sales are still subject to the restriction identified above in number 7.

IV.      EXEMPT TRANSACTIONS

The prohibitions and conditions described in Section III above shall not apply to:

•	Purchases or sales of shares of registered open-end investment companies;

•
Purchases or sales effected in any account over which the Employee (i) has no direct or indirect influence or control, or (ii) has given discretionary investment authority to an independent third party;

•	Purchases that are part of an automatic dividend reinvestment plan; or

•	Purchases of all bonds (except corporate bonds).

V.        PRE-CLEARANCE OF CERTAIN CONDITIONAL TRANSACTIONS

Access Persons must have written pre-clearance for all transactions in Covered Securities with the exception of the transactions discussed in Section IV above.   Impala reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct or for any other reason including, but not limited to: whether the amount or nature of the transaction is likely to affect the price or market for the security and whether the Access Person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by a Client.

Access Persons shall complete an Access Person Pre-Clearance Request Form (Appendix 2) when requesting a trade in a non-exempt Covered Security.  All pre-clearance requests must be submitted to the CCO or someone so designated by the CCO.  Once pre-clearance is granted, the Access Person may only transact in that security until the end of the following business day.  If the Access Person wishes to transact in the security beyond that day, he/she must again obtain pre-clearance for the transaction.

The acquisition of any limited offering or private placement (e.g., a hedge fund) by an Access Person must be pre-cleared by the CCO.   The CCO may give permission to make such investments after considering, among other factors, whether the opportunity is being offered to the Access Person by virtue of his or her position.

With respect to an Access Persons’ investment in an Impala fund, the Acesss Person shall not be required to obtain pre-approval for an initial investment or subscription to the fund.  Rather, the execution of the fund’s subscription document shall serve as evidence of Impala’s pre-clearance of the Access Person’s investment in the fund.

VI.      ACCESS PERSON REPORTING REQUIREMENTS

Every Access Person must provide the CCO with personal holdings disclosure reports as described below.  A list of all persons required to make reports under this section will be maintained as described in Section IX of this Code.

A.           Initial Holdings Report.

No later than 10 days after the date that an Employee becomes an Access Person, he or she must submit to  the  CCO  an  Initial Holdings Report (Appendix 3).    A  copy of the information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the Initial Holdings Report was submitted. The Initial Holdings Report must include:

1.  The  title  and  type  of  securities,  the  exchange  ticker  symbol  or  CUSIP  number  if applicable, the number of shares, and principal amount of each Covered  Security  in which the Access Person has any direct or indirect Beneficial Ownership;

2.  With respect to brokerage accounts, the Initial Holdings Report must include the name of any broker, dealer, and bank with whom the Access Person maintains an account in which any Security is held for the direct or indirect benefit of the Access Person; and

3. The date the report is submitted.

B.           Annual Holdings Report.

Each Access Person must submit to the CCO an Annual Holdings Report (Appendix 4) which is current as of a date no more than 45 days before the report is submitted.  The Annual Holdings Report must include the same information in the Initial Holdings Report outlined above.

C.           Quarterly Transaction Reporting

Access Persons are required to report all Securities Transactions in Covered Securities that they have made during each calendar quarter, as well as any new Accounts that they have opened during the quarter.  In order to fulfill this reporting requirement, Access Persons must instruct their broker-dealers to send to the CCO duplicate brokerage account statements, no later than thirty (30) days after the end of each calendar quarter.

If an Access Person’s trades do not occur through a broker-dealer (e.g., an investment in a private investment fund), such transactions shall be reported separately on the Quarterly Reporting Form (Appendix 5).  The Quarterly Transaction Report, whether in the form of a quarterly brokerage account statement or otherwise, must contain the following:

1.  The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Covered Security involved;

2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3. The price of the security at which the transaction was effected;

4. The name of the broker, dealer or bank with or through which the transaction was effected; and

5. The date the report is submitted.

VII.     GIFTS

On occasion, because of their position with Impala, Employees may receive gifts from investors, outside vendors, or other persons who do business with or are seeking to do business with Impala.   Solicitation of such gifts or gratuities is strictly prohibited.  This provision shall not apply to gifts received from immediate family members who give any such gifts in that capacity.

Employees may not accept lavish gifts or other extravagant gratuities from individuals seeking to conduct business with Impala, or on behalf of any Client.  Employees are therefore prohibited from accepting gifts from any one provider in excess of $200 per employee, per year. Employees must complete the Gift Disclosure Form (Appendix 6) for all gifts received and submit the form to the CCO, who will maintain a record of all such gifts.  However, employees may attend business meals, sporting events, and other entertainment events at the expense of a giver, as long as the expense is reasonable and the giver is present.  Reasonable gifts received on behalf of Impala, such as holiday gift baskets and lunches, shall not require reporting.

Employees are prohibited from giving gifts that may be deemed excessive, and must obtain approval  to  give  any gift  in  excess  of  $200  to  any investor, prospective investor, or  any individual or entity with whom Impala is seeking to do business. Employees must report all gifts given on the Gift Disclosure Form and submit to the CCO.   Charitable donations are exempt from this policy, provided the gift or donation is not intended to influence the charity to become a Client or invest in an Impala Fund.

If any gift is received that is prohibited under this Code, the Employee must immediately inform the CCO.  The CCO shall determine an appropriate resolution, which may include returning the gift or donating it to charity.

VIII.    OUTSIDE BUSINESS ACTIVITIES

Employees may serve as officers, directors, or trustees of outside organizations with the prior written approval of the CCO.  These organizations may include public or private corporations, partnerships, charitable foundations, and other not-for-profit institutions.  Employees may also receive compensation for such activities.  All such activities, however, must be pre-cleared with the CCO by completing an Outside Business Activity Form (Appendix 7).   When deciding whether to approve a particular activity, the CCO will consider, among other factors, whether the activity raises regulatory concerns, including conflicts of interest and access to material, non- public information.

As an outside board member or officer, an Employee may come into possession of material, non- public information about the outside organization.  The CCO is responsible for ensuring that a proper information barrier is put in place between Impala and the outside organization, and that the Employee does not communicate such information to other Employees.

IX.      ADMINISTRATION AND PROCEDURAL MATTERS

The CCO (or his designee) shall:

1.  Furnish a copy of this Code and any amendments thereto to each Employee and notify each Employee of his/her obligation to complete an Annual Compliance Certification Form (Appendix 8) acknowledging receipt of the Code and his/her obligation to file reports required by this Code.

2. Supervise the implementation and enforcement of this Code.

3.  Review Access Persons’ personal Securities Transactions and holdings reports, except that the individual(s) responsible for reviewing Access Persons’ trades shall not be responsible for reviewing his or her own transactions and holdings reports.

4. Conduct such reviews as shall reasonably be required to detect any violations of this Code.

5. Ensure maintenance of the following records:

a. a copy of any Code adopted pursuant to Rule 204A-1 of the Advisers Act which has been in effect during the past five (5) years;

b. a copy of all Annual Compliance Certification Forms acknowledging receipt of the Code and amendments for each person who is currently, or within the past five (5) years, was an Employee;

c. a copy of any pre-clearance, account statement, or report required to be made by any Access Person during the past five (5) years;

d. a record of all persons, currently or within the last five (5) years, who are or were required to submit transaction reports or holdings reports to the CCO pursuant to Section VII above;

e. a record of any violation of the Code and of any action taken as a result of such violation (during the past five (5) years);

f. a record of all exceptions granted from the Code during the past five (5) years; and

g. a log of all gifts given or received.

X.        SANCTIONS

If a determination is made that an Employee has committed a violation of the Code, sanctions may be imposed, or other actions taken, including: a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of the employment of the violator for cause.  An Employee may also be required to reverse any trade executed in violation of this Code and forfeit any resulting profit or absorb any resulting loss. The amount of any profit forfeited shall be forwarded to an appropriate charitable organization.

The CCO has sole authority to determine the remedy for any violation of the Code, including appropriate disposition of any moneys forfeited pursuant to this provision.  Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions. The CCO shall maintain documentation of all violations of the Code.

XI.      CONFIDENTIALITY

All information obtained pursuant to this Code from an Employee shall be kept in strict confidence, except that reports of Securities Transactions hereunder will be made available to the SEC or any other regulatory or self-regulatory authority to the extent required by law or regulation.

XII.     OTHER  LAWS, RULES, AND STATEMENTS  OF POLICY.

Nothing contained in this Code shall be interpreted as relieving any Employee from acting in accordance with the provision of any applicable law, rule, regulation, or any other statement of policy or procedure governing the conduct of such person.

XIII.    FURTHER  INFORMATION

If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities Transaction, he/she should consult the CCO.

XIV.   EXCEPTIONS

Although exceptions to the Code will rarely, if ever, be granted, the CCO may grant exceptions to the requirements of the Code on a case-by-case basis.

XV.     DISCLOSURE  OF CODE OF ETHICS

Impala will describe its Code of Ethics in Part 2 of Form ADV and, upon request, furnish Clients and Investors with a copy of the Code of Ethics. All Client requests for Impala’s Code of Ethics should be directed to the CCO.

DEFINITIONS

Access Person means any supervised person who (i) has access to non-public information regarding any Client’s purchase or sale of securities, or non-public information regarding the portfolio holdings of any Reportable Funds, or (ii) is involved in making securities recommendations to Clients, or has access to such recommendations that are non-public.  All directors, officers, partners and employees of Impala are presumed to be Access Persons unless exempted by the CCO.

Account means the following securities accounts: any personal account; any joint or tenant-in- common account in which the person has an interest or is a participant; any account for which the person acts as trustee, executor, or custodian; any account over which the person has investment discretion or otherwise can exercise control (other than non-related client accounts over which the person has investment discretion), including the accounts of entities controlled directly or indirectly by the person; any other account in which the person has a direct or indirect Beneficial Interest and any account in which an Immediate Family member has a Beneficial Interest; provided, however that Account shall not include any securities account over which the person has no direct or indirect influence or control.

Beneficial  Ownership/Beneficial  Interest means a direct or indirect “pecuniary interest,” as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) that is held or shared by a person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in a security.   The term “pecuniary interest,” as it is defined under the 1934 Act, is generally understood to mean having the opportunity to share, directly or indirectly, in any profit or loss on a transaction in Securities, including but not limited to all joint accounts, partnerships, and trusts.   An Access Person is presumed to have Beneficial Ownership of any Immediate Family member’s account.

Covered   Security   is  any  “security”  excluding  direct  obligations  of  the  United  States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, repurchase agreements, shares of money market funds, shares issued by open-end funds other than Reportable Funds, and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

Immediate  Family  means a person’s spouse, a person’s minor child, any adult residing in the same household as the person, any relative dependant on the person for financial support, and any other person designated by the CCO.

Reportable Fund  means (i) any fund for which Impala serves as an investment adviser as defined in Section 2(a)(20) of the Investment Company Act of 1940 (the “1940 Act”); or (ii) any fund whose investment adviser or principal underwriter controls Impala, is controlled by Impala,

APPENDIX 1

or is under common control with Impala (for purposes of this definition, “control” has the same meaning as it does in Section 2(a)(9) of the 1940 Act).

Securities Transaction means a purchase, sale, or any other type of acquisition or disposition of securities, or writing an option to purchase or sell a security.

Security  means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral- trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

APPENDIX 2

ACCESS PERSON PRE-CLEARANCE REQUEST  FORM

On each of the dates proposed below, I hereby request permission to effect a transaction in the securities indicated below on behalf of myself, my Immediate Family (as defined in the Code of Ethics (the “Code”) adopted pursuant to Rule 204A-1 under the Investment Advisers Act of
1940, as amended), trusts of which I am trustee, or another account in which I have a beneficial interest or legal title, and which are required to be pre-approved pursuant to the Code.

Date	Buy/Sell/ Other	Shares/Amount	Security Name	Ticker Symbol or CUSIP#	Broker/Bank	Price

ADDITIONAL REQUIRED  INFORMATION AND EMPLOYEE REPRESENTATION

Are you in possession of material, non-public information about any security listed above?

Have you communicated material, non-public information to anyone about any security listed above?

Are you shorting any security that is currently held in a client portfolio?

Are any transactions contrary to client transactions or holdings?

Is the proposed transaction a purchase of an IPO?

To your knowledge, has Impala traded or considered trading the securities above in the last 24 hours?

Is the transaction a private placement? (Additional information is required)

MY  SIGNATURE   BELOW   CONFIRMS   THAT   I  HAVE  COMPLIED  IN  FULL   WITH   IMPALA’S PERSONAL  TRADING POLICIES AND APPLICABLE SECURITIES LAWS.  I UNDERSTAND THAT IF IT   IS   LATER   DETERMINED   THAT   ANY  TRANSACTION    VIOLATES   IMPALA’S   PERSONAL TRADING POLICIES OR SUCH SECURITIES LAWS, I MAY BE REQUIRED  TO BREAK THE TRADE AND FORFEIT ANY PROFITS.

Employee:	Compliance Officer:

Signature: _________________________________	Signature: __________________________________

Name: ____________________________________	Name: _____________________________________

Date: ____________________________________	Date and Time: ______________________________

Approved: _______ Denied: __________

APPENDIX 3

ACCESS PERSON INITIAL  HOLDINGS  REPORT

As a condition of being an Access Person of Impala Asset Management LLC, and as required by the U.S. Securities and Exchange Commission, all Access Persons must report all accounts which hold securities and provide a list of all Covered Securities as defined in the Code of Ethics. This information must be reported no later than 10 days after becoming employed.

Section 1. - Please report all broker, dealer, and bank accounts that hold securities in which you have a direct or indirect interest (account statements may be attached).   In addition please indicate whether the account holds or has the potential to hold Covered Securities.
Name of Broker/Dealer/Bank	Account Number	Does the account hold “Covered Securities?”

Section 2. - Please report all Covered Securities (exclude mutual and money market funds, bank certificates of deposit, and direct obligations of the U.S. Government) in which you have a direct or indirect interest (account statements may be attached).
Name of Covered Security	Type of Security	Ticker Symbol or CUSIP#	Number of Shares	Principal Amount	Name of Entity Holding the Security	Account Number

All information must be current as of a date no more than 45 days before you become an Access Person as defined in Impala’s Code of Ethics.

Section 3. - o   I hold no securities or accounts requiring disclosure in Section 1 or Section 2 above
(please check box and sign below).

I hereby certify that the above is a true, accurate, and complete list of all my Accounts and holdings in Covered Securities (as those terms are defined in the Code of Ethics) as of the date set forth below. I also certify that I will promptly report any changes if the foregoing information should become inaccurate or incomplete at any time.

Name: ____________________________________

Signature: _________________________________

Date:    ____________________________________

For Compliance Use Only
Reviewed By: ________________________________	Date: ____________________________
Notes:

APPENDIX 4

ACCESS PERSON ANNUAL HOLDINGS  REPORT

As a condition of being an Access Person of Impala Asset Management LLC, and as required by the U.S. Securities and Exchange Commission, all Access Persons must annually report all accounts which hold securities and provide a list of all Covered Securities as defined in the Code of Ethics.

Section 1. - Please report all broker, dealer, and bank accounts that hold securities in which you have a direct or indirect interest (account statements may be attached).   In addition please indicate whether the account holds or has the potential to hold Covered Securities.
Name of Broker/Dealer/Bank	Account Number	Does the account hold “Covered Securities?”

Section 2. - Please report all Covered Securities (exclude mutual and money market funds, bank certificates of deposit, and direct obligations of the U.S. Government) in which you have a direct or indirect interest (account statements may be attached).
Name of Security	Type of Security	Ticker Symbol or CUSIP#	Number of Shares	Principal Amount	Name of Entity Holding the Security	Account Number

All information must be current as of a date no more than 45 days before the report is submitted.

Section 3. - o I hold no securities or accounts requiring disclosure in Section 1 or Section 2 above
(please check box and sign below).

I hereby certify that the above is a true, accurate, and complete list of all my Accounts and holdings in Covered Securities (as those terms are defined in the Code of Ethics) as of the date set forth below. I also certify that I will promptly report any changes if the foregoing information should become inaccurate or incomplete at any time.

Name:  _________________________________________________

Signature:  ______________________________________________

Date:   _________________________________________________

For Compliance Use Only
Reviewed By: ________________________________	Date: ____________________________
Notes:

APPENDIX 5

ACCESS PERSON QUARTERLY TRANSACTION REPORT

As a condition of my being an Access Person of Impala Asset Management LLC, and as required by the U.S. Securities and Exchange Commission, the following is a list of all Covered Securities (excluding mutual and money market funds, bank certificates of deposit, and direct obligations of the U.S. Government) in which I have a direct or indirect beneficial interest. This report must be dated no later than 30 days after the end of each calendar quarter.

Pursuant to Impala’s Code of Ethics, I hereby certify that the following is a true, accurate, and complete list of all my transactions in Covered Securities (as that term is defined in the Code of Ethics) as of the date set forth below.

Please use additional pages if necessary or provide copies of your most recent statement.

Date of Transaction	Name of Security	Type of Security	Ticker Symbol or CUSIP#	Number of Shares	Price	Principal Amount	Name of Entity Holding the Security	Account Number

I hereby certify that I will promptly report any changes to the Chief Compliance Officer if the foregoing information should become inaccurate or incomplete at any time.

Name:   ________________________________________

Signature:    _____________________________________

Date:  _________________________________________

For Compliance Use Only
Reviewed By: ________________________________	Date: ____________________________
Notes:

APPENDIX 6

GIFT DISCLOSURE FORM

Name:	Date:

Gift Giver:
Gift Receiver:
Date of Receipt:

Gift Description:

Gift Value:

Source of Gift Value (e.g. website):

Gift Policy: Employees may not accept lavish gifts or other extravagant gratuities from individuals seeking to conduct business with Impala, or on behalf of any Client.  Employees are therefore prohibited from accepting gifts from any one provider in excess of $200 per employee, per year.  Employees must complete the Gift Disclosure Form for all gifts received and submit the form to the CCO, who will maintain a record of all such gifts.  However, employees may attend business meals, sporting events, and other entertainment events at the expense of a giver, as long as the expense is reasonable and the giver is present.  Reasonable gifts received on behalf of Impala, such as holiday gift baskets and lunches, shall not require reporting.

Employees are prohibited from giving gifts that may be deemed excessive, and must obtain approval to give any gift in excess of $200 to any investor, prospective investor, or any individual or entity with whom Impala is seeking to do business.  Employees must report all gifts given on the Gift Disclosure Form and submit to the CCO.  Charitable donations are exempt from this policy, provided the gift or donation is not intended to influence the charity to become a Client or invest in an Impala Fund.

If any gift is received that is prohibited under this Code, the Employee must immediately inform the CCO.  The CCO shall determine an appropriate resolution, which may include returning the gift or donating it to charity.

Compliance Use Only
Date: _______________
Reviewed by: ___________________________________

Approved: _____________

Disapproved: ___________	Disposition of gift: _______________________________

APPENDIX 7

REQUEST  FOR APPROVAL  OF OUTSIDE ACTIVITY  FORM

The undersigned hereby requests approval for participation in the following outside activity:

Name and address of company or organization:

Nature of organization’s primary business or purpose:

Is this a public company?  (YES/NO)  If YES, stock symbol:

Complete description of anticipated role with organization:

Describe any compensation you will receive:

If this request for approval is granted:

Y I agree to notify the Chief Compliance Officer of any change in the above information.

Y  I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

Y I am aware of no other Employees who are officers or directors of the organization noted above.

Y   I agree to adhere to the Inside Trading policies of both Impala Asset Management LLC and the organization, and not to communicate any material, non-public information in my possession regarding the organization to other Employees.

Y  I will avoid participation in discussions regarding service, investment management, or other arrangements with Impala Asset Management LLC or its affiliates, and will recuse myself from voting on any such matters.

Employee: _______________________________________________

Signature of Employee: _____________________________________	Date: ________________________________

Approved By: ________________________________	Date: __________________________

Title: _______________________________________

APPENDIX 8

ANNUAL COMPLIANCE CERTIFICATION QUESTIONNAIRE

By responding to the following questionnaire, you are making an attestation that your responses are accurate and truthful to the best of your knowledge. Your responses will be reviewed by the CCO for additional follow-up, as necessary.

1.	I, or a member of my immediate family living in my household, serve as an officer or director of the following entities (please include both for profit, and not-for-profit entities):

Not Applicable ________

Company and Title	Family Member

2.  The following members of my immediate family are employed by a broker/dealer:

Not Applicable ______	(I am not aware of any family members employed by a broker/dealer)

Company and Title                                                                                Family Member

3. Please respond Yes or No to the following statements:

A. In the past ten years, have you:	Yes	No
(1) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?	[ ]	[ ]
(2) been charged with any felony?	[ ]	[ ]

B. In the past ten years, have you:

(1) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?
	[ ]	[ ]

(2) been charged with a misdemeanor listed in item B.1 above?	[ ]	[ ]

C. Has the Securities and Exchange Commission (“SEC”) or the Commodity Futures Trading Commission (“CFTC”) ever:	Yes	No

(1) found you to have made a false statement or omission?	[ ]	[ ]

(2) found you to have been involved in a violation of SEC or CFTC regulations or statutes?	[ ]	[ ]

(3) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	[ ]	[ ]

(4) entered an order against you in connection with investment- related activity?	[ ]	[ ]

(5) imposed a civil money penalty on you or ordered you to cease and desist from any activity?	[ ]	[ ]

D. Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:	Yes	No

(1) ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical?	[ ]	[ ]

(2) ever found you to have been involved in a violation of investment-related regulations or statutes?	[ ]	[ ]

(3) ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	[ ]	[ ]

(4) in the past ten years, entered an order against you in connection with an investment-related activity?	[ ]	[ ]
(5) ever denied, suspended, or revoked your registration or license, or otherwise prevented you or any advisory affiliate, by order, from associating with an investment-related business or restricted your or any advisory affiliate’s activity?
	[ ]	[ ]

E. Has any self-regulatory organization or commodities exchange ever:	Yes	No

(1) found you to have made a false statement or omission?	[ ]	[ ]

(2) found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?	[ ]	[ ]

(3) found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	[ ]	[ ]

(4) disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?	[ ]	[ ]

F. Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?	Yes [ ]	No [ ]

G. Are you now the subject of any regulatory proceeding that could result in a “yes” answer to any part of Items C, D, or E?	Yes [ ]	No [ ]

H. (1) Has any domestic or foreign court:	Yes	No
(a) in the past ten years, enjoined you in connection with any investment-related activity?	[ ]	[ ]
(b) ever found that you were involved in a violation of investment-related statutes or regulations?	[ ]	[ ]
(c) ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	[ ]	[ ]

(2) Are you now the subject of any civil proceeding that could result in a “yes” answer to any part of Item H above?	[ ]	[ ]

I. I have reported all of my securities accounts and reportable securities over the past 12 months in accordance with Impala’s Code of Ethics. o Not applicable	Yes [ ]	No [ ]

J. I have reported all instances in which I may have come into possession of material, non-public information over the past 12 months. o Not applicable	Yes [ ]	No [ ]

K. I reported all gifts that I have received and given in accordance with Impala’s Gift Policy over the past 12 months. o Not applicable	Yes [ ]	No [ ]

L. I have reported any personal gains or profits from outside individuals or entities obtained in connection with my position at Impala over the past 12 months. o Not applicable	Yes [ ]	No [ ]

M. I have kept confidential all private client information from individuals outside of Impala other than as permitted by law and/or for specified purposes noted in Impala’s Privacy Policy over the past 12 months.
	Yes [ ]	No [ ]

N. I have reported any breaches to Impala’s Privacy Policy over the past 12 months. o Not applicable	Yes [ ]	No [ ]

O. As a supervisor, I have reported all material employee matters that have come to my attention over the past 12 months to senior management. o Not Applicable (I do not supervise any employees)	Yes [ ]	No [ ]

P. I have received approval for any marketing materials disbursed over the past 12 months. o Not applicable	Yes [ ]	No [ ]

Q.  I have, to the best of my knowledge, maintained books and records in accordance with Impala’s document retention policy, including records related to proxy voting, security valuation, trade errors, accounting, etc.
	Yes [ ]	No [ ]

R. I have utilized my Impala email account in accordance with Impala’s electronic communications policies.	Yes [ ]	No [ ]

S. I have reported any fraudulent activity that has been committed against Impala clients or investors over the past 12 months. o Not applicable	Yes [ ]	No [ ]

T. I have reported to the CCO or my supervisor all complaints from investors that I received over the past 12 months. o Not applicable	Yes [ ]	No [ ]

U. I have reported all political contributions made by myself and my household related to state and local candidates and parties. o Not applicable	Yes [ ]	No [ ]

I have read and understand the policies and procedures contained in Impala’s Code of Ethics and Compliance and Supervisory Procedures Manual.  I recognize that they apply to me and agree to comply in all respects with the procedures described therein for the duration of my employment with Impala.

Employee Name:                                                                           Date:

Signature:   ______________________________

For Compliance Use Only

Reviewed By:    _____________________                          Date:  ______________

Notes: